UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2006 deltathree, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-28063                             13-4006766
(Commission File Number)                 (IRS Employer Identification No.)

75 Broad Street, New York, NY 10004
(Address of Principal Executive Offices) (Zip Code)

(212) 500-4850
(Registrant’s Telephone Number, Including Area Code)

_________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 8, 2006, the Board of Directors of deltathree, Inc. (the “Company”) appointed Noam Bardin, the Company’s current Chairman of the Board, to fill a vacancy on the audit committee of the Board. The audit committee now has three members with this appointment of Mr. Bardin.

As previously reported in a Current Report on Form 8-K filed on October 19, 2006, the Company was not in compliance with Marketplace Rule 4350(d)(2) of The Nasdaq Stock Market (“Nasdaq”) which requires an issuer’s audit committee to have at least three members, each of whom satisfy certain criteria. Mr. Bardin, as the third member of the audit committee, is an independent director and satisfies all of the criteria as prescribed by Nasdaq for service on the audit committee.

The Company has confirmed with Nasdaq that it has regained compliance. Nasdaq notified the Company that based on the information regarding Mr. Bardin, it has determined that the Company is now in compliance with its Rule regarding audit committee membership and Nasdaq has closed this matter.

The Company issued a press release on November 9, 2006. A copy of the press release is attached hereto as exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Document
99.1	Press Release Dated November 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deltathree, Inc.
(Registrant)

Date: November 9, 2006	By:	/s/ Eugene Serban
Eugene Serban
Corporate Counsel and Secretary